Exhibit 10.2

Conformed Copy

EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT

THIS EXPORT-IMPORT LOAN AND SECURITY AGREEMENT (this “EXIM Agreement”) dated as of the Effective Date between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”), and AXCELIS TECHNOLOGIES, INC. and AXCELIS TECHNOLOGIES CCS CORPORATION, each a Delaware corporation with offices located at 108 Cherry Hill Drive, Beverly, Massachusetts 01915 (individually and collectively, jointly and severally “Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank.  The parties agree as follows:

1              ACCOUNTING AND OTHER TERMS

(a)           Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of the date hereof (as may be amended from time to time, the “Domestic Agreement”), together with related documents executed in conjunction therewith, (as may be amended from time to time, the “Domestic Loan Documents”).

(b)           Borrower and Bank desire in this EXIM Agreement to set forth their agreement with respect to a working capital facility to be guaranteed by the EXIM Bank.

(c)           Accounting terms not defined in this EXIM Agreement shall be construed following GAAP.  Calculations and determinations must be made following GAAP.  Capitalized terms not otherwise defined in Section 13 of this EXIM Agreement shall have the meanings set forth in Section 13 of the Domestic Agreement.   All other terms contained in this EXIM Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2              LOAN AND TERMS OF PAYMENT

2.1          Promise to Pay.  Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this EXIM Agreement.

2.1.1       Revolving Advances.

(a)           Availability.  Subject to the terms and conditions of this EXIM Agreement and to deduction of Reserves, Bank shall make EXIM Advances not exceeding the Availability Amount.  Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b)           Termination; Repayment.  The Revolving Line terminates on the earlier of (i) the Revolving Line Maturity Date or (ii) the termination of the Domestic Agreement, when the principal amount of all EXIM Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

2.2          Overadvances. If at any time or for any reason the total of all outstanding Credit Extensions (other than Credit Extension made pursuant to the Domestic Agreement) exceeds the Availability Amount (such excess amount being an “Overadvance”), Borrower shall immediately pay the amount of the excess to Bank, without notice or demand.  Without limiting Borrower’s obligation to repay to Bank the amount of any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

2.3          Payment of Interest on the Credit Extensions.

(a)           Interest Rate; EXIM Advances.  Subject to Section 2.3(b), the principal amount of all EXIM Advances outstanding under the Revolving Line shall accrue interest at floating per annum rate equal to the Prime Rate plus two percent (2.00%), which interest shall be payable monthly, in arrears,  in accordance with Section 2.3(f).

(b)           Default Rate.  Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is three and one-half of one percent (3.50%) above the rate that is otherwise applicable thereto (the “Default Rate”).  Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations; provided, however, no interest shall accrue on such fees and expenses to the extent funds are available to be deducted by the Bank from Borrower’s accounts if such deduction is not timely made by Bank at no fault of Borrower.  Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c)           Adjustments to Interest Rate.  Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.  Bank shall use its best efforts to give Borrower prompt notice of any such change in the Prime Rate; provided, however, that any failure by Bank to provide Borrower with notice hereunder shall not affect Bank’s right to make changes in the interest rate based on changes in the Prime Rate.

(d)           Computation of Interest.  Interest on the Credit Extensions and all fees payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues.  In computing interest on any Credit Extension, the date of the making of such Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

(e)           Debit of Accounts.  Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due.  These debits shall not constitute a set-off. The provisions of the previous sentence shall not apply to deposit accounts designated as, and exclusively used for, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees.

(f)            Interest Payment Date.  Interest is payable monthly, in arrears, on the last calendar day of each month.  All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date.

(g)           Payments. All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in U.S. Dollars, without setoff or counterclaim, before 12:00 p.m. Eastern time on the date when due.  Payments of principal and/or interest received after 12:00 p.m. Eastern time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

2.4          Fees.  Borrower shall pay to Bank:

(a)           Commitment Fee.  A fully earned, non-refundable commitment fee, payable in accordance with the terms and conditions of the Domestic Agreement; and

(b)           Bank Expenses.  All Bank Expenses (including reasonable attorneys’ fees and expenses, plus expenses, for documentation and negotiation of this EXIM Agreement) incurred through and after the Effective Date, when due.

2.5          Use of Proceeds.  Borrower will use the proceeds of the EXIM Advances only for the purposes specified in the EXIM Borrower Agreement.  Borrower will not use the proceeds of the EXIM Advances for any purpose prohibited by the EXIM Borrower Agreement.

2.6          EXIM Guaranty.  To facilitate the financing of Eligible EXIM Accounts, the EXIM Bank has agreed to guarantee the EXIM Loans made under this EXIM Agreement, pursuant to a Master Guarantee Agreement, Loan Authorization Agreement and (to the extent applicable) Delegated Authority Letter Agreement (collectively, the “EXIM Guaranty”).  If, at any time after the EXIM Guaranty has been entered into by Bank, for any reason other than due to any action or inaction of Borrower under the EXIM Guaranty, (a) the EXIM Guaranty shall cease to be in full force and effect, or (b) the EXIM Bank declares the EXIM Guaranty void or revokes any obligations thereunder or denies liability thereunder, Borrower shall immediately repay all outstanding EXIM Advances hereunder, and Borrower shall cash collateralize all issued and undrawn letters of credit issued by Bank, if any.  If, at any time after the EXIM Guaranty has been entered into by Bank, for any reason other than as described in the foregoing sentence, (x) the EXIM Guaranty shall cease to be in full force and effect, or (y) the EXIM Bank declares the EXIM Guaranty void or revokes any obligations thereunder or denies liability thereunder, any such event shall constitute an Event of Default under this EXIM Agreement.  Nothing in any confidentiality agreement, in this EXIM Agreement or in any other agreement, shall restrict Bank’s right to make disclosures and provide information to the EXIM Bank in connection with the EXIM Guaranty.

2.7          EXIM Borrower Agreement.  Borrower shall execute and deliver a Borrower Agreement, in the form specified by the EXIM Bank (attached hereto as Annex A), in favor of Bank and the EXIM Bank, together with an amendment thereto approved by the EXIM Bank to conform certain terms of such Borrower Agreement to the terms of this EXIM Agreement (as amended, the “EXIM Borrower Agreement”).  When the EXIM Borrower Agreement is entered into by Borrower and the EXIM Bank and delivered to Bank, this EXIM Agreement shall be subject to all of the terms and conditions of the EXIM Borrower Agreement, all of which are hereby incorporated herein by this reference.  From and after the time Borrower and the EXIM Bank have entered into the EXIM Borrower Agreement and delivered the same to Bank, Borrower expressly agrees to perform all of the obligations and comply with all of the affirmative and negative covenants and all other terms and conditions set forth in the EXIM Borrower Agreement as though the same were expressly set forth herein.  In the event of any conflict between the terms of the EXIM Borrower Agreement (if then in effect) and the other terms of this EXIM Agreement, whichever terms are more restrictive shall apply.  Borrower acknowledges and agrees that it has received a copy of the Loan Authorization Agreement which is referred to in the EXIM Borrower Agreement.  If the EXIM Borrower Agreement is entered into by Borrower and the EXIM Bank and delivered to Bank, Borrower agrees to be bound by the terms of the Loan Authorization Agreement, including, without limitation, by any additions or revisions made prior to its execution on behalf of EXIM Bank.  Upon the execution of the Loan Authorization Agreement by EXIM Bank and Bank, it shall become an attachment to the EXIM Borrower Agreement.  Borrower shall reimburse Bank for all fees and all out of pocket costs and expenses incurred by Bank with respect to the EXIM Guaranty and the EXIM Borrower Agreement, including, without limitation, all facility fees and usage fees, and Bank is authorized to debit any of Borrower’s deposit accounts with Bank for such fees, costs and expenses when paid by Bank.

2.8          Withholding.  Payments received by Bank from Borrower hereunder will be made free and clear of any withholding taxes.  Specifically, however, if at any time any governmental authority, applicable law, regulation or international agreement requires Borrower to make any such withholding or deduction from any such payment or other sum payment hereunder to Bank, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Bank receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Borrower shall pay the full amount withheld or deducted to the relevant governmental authority.  Borrower will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower has made such withholding payment provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower.  The agreements and obligations of Borrower contained in this Section 2.8 shall survive the termination of this Agreement.

3              CONDITIONS OF LOANS

3.1          Conditions Precedent to Initial Credit Extension.  Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Borrower shall consent to or have delivered, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a)         duly executed original signatures to the Loan Documents to which it is a party;

(b)        the Economic Impact Certification, Loan Authorization Notice and EXIM Bank Application Form, in each case duly executed and together with original signatures, as applicable;

(c)           duly executed original signatures to the completed Borrowing Resolutions for Borrower;

(d)           a legal opinion of Borrower’s counsel dated as of the Effective Date together with the duly executed original signatures thereto;

(e)           payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof;

(f)            duly executed original signatures to the Domestic Loan Documents to which it is a party; and

(g)           delivery of all such other documents as Bank reasonably deems necessary or appropriate.

3.2          Conditions Precedent to all Credit Extensions.  Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a)           timely receipt of any export purchase order and an EXIM Borrowing Base Certificate relating to the request;

(b)           except as otherwise provided in Section 3.4, timely receipt of an executed Transaction Report;

(c)           the representations and warranties in Section 5 shall be true, accurate and complete in all material respects on the date of the Transaction Report and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(d)           as determined in Bank’s reasonable business judgment, there has not been a Material Adverse Change; and

(e)           the EXIM Guaranty shall be in full force and effect.

3.3          Covenant to Deliver.  Borrower agrees to deliver to Bank each item required to be delivered to Bank under this EXIM Agreement as a condition to any Credit Extension.  Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in Bank’s sole discretion.

3.4          Procedures for Borrowing.  Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this EXIM Agreement, to obtain an EXIM Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the EXIM Advance.  Together with such notification, Borrower must promptly deliver to Bank by electronic mail or facsimile a completed Transaction Report executed by a Responsible Officer or his or her designee.  Bank shall credit EXIM Advances to the Designated Deposit Account.  Bank may make EXIM Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.  Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee.

4              CREATION OF SECURITY INTEREST

4.1          Grant of Security Interest.  Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this EXIM Agreement).  If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and upon request of Bank grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this EXIM Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations in cash.  Upon payment in full in cash of the Obligations (except for contingent indemnification obligations for which no claim has been made) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

Notwithstanding the foregoing, it is expressly acknowledged and agreed that the security interest created in this EXIM Agreement in all of the Collateral (with the exception of Export-Related Accounts Receivable, Export-Related Inventory and Export-Related General Intangibles) is subject to and subordinate to the security interest granted to Bank in the Domestic Agreement and the security interest created in the Domestic Agreement with respect to such Export-Related Accounts Receivable, Export-Related Inventory and Export-Related General Intangibles is subject to and subordinate to the security interest granted to Bank in this EXIM Agreement with respect to such Export-Related Accounts Receivable, Export-Related Inventory and any Export-Related General Intangibles.

4.2          Authorization to File Financing Statements.  Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral except as permitted by the terms of this Agreement, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.  Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion, provided that such financing statements shall acknowledge the rights of SEN under the SEN License.

5              REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1          Domestic Loan Documents.  The representations and warranties contained in the Domestic Loan Documents, which are incorporated into this EXIM Agreement by reference, are true, accurate and complete in all material respects, and shall survive the termination of the Domestic Agreement.

5.2          EXIM Borrower Agreement.  The representations and warranties contained in the EXIM Borrower Agreement, which are incorporated by reference into this EXIM Agreement, are true and correct in all material respects.

5.3          Accounts Receivable; Inventory.

(a)           For each Account with respect to which EXIM Advances are requested, on the date each EXIM Advance is requested and made, such Account shall meet the Minimum EXIM Eligibility Requirements set forth in Section 13 below.

(b)           All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true, accurate and complete in all material respects and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be.  Whether or not an Event of Default has occurred and is continuing, Bank may notify any Account Debtor owing Borrower money of Bank’s security interest in such funds. All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all applicable laws and governmental rules and regulations.  Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are an Eligible EXIM Account in any EXIM Borrowing Base Certificate.  To Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

(c)           For any item of Inventory consisting of Eligible Inventory in any Transaction Report, such Inventory (i) consists either of raw materials, or of finished goods, in good, new, and salable condition, which is not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, works in progress, packaging or shipping materials, or supplies; (ii) meets all applicable governmental standards; (iii) has been manufactured in compliance with the Fair Labor Standards Act; (iv) is not subject to any Liens, except the first priority Liens granted in favor of Bank under this Agreement or any of the other Loan Documents or Permitted Liens; and (v) is located at (A) the Headquarters Location which is (1) prior to the Real Estate Financing, owned by Borrower or (2) after the Real Estate Financing, either owned by Borrower or owned by the Special Subsidiary provided that Bank has received a landlord’s waiver in form and substance reasonably satisfactory to Bank or (B) at Borrower’s 33 Cherry Hill Drive, Beverly, Massachusetts or 54 Cherry Hill Drive, Beverly, Massachusetts locations provided that Bank has received a landlord waiver for the respective location in form and substance reasonably satisfactory to Bank.

6              AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1          Domestic Loan Documents.  Borrower shall comply in all material respects with the terms and provisions of the Domestic Loan Documents, which terms and provisions are incorporated into this EXIM Agreement and shall survive the termination of the Domestic Agreement, which shall include, without limitation, compliance with the financial reporting requirements set forth in the Domestic Agreement and the financial covenants set forth in the Domestic Agreement.

6.2          EXIM Borrower Agreement.  Borrower shall comply with all of the terms of the EXIM Borrower Agreement, including without limitation, the delivery of an EXIM Borrowing Base Certificate within thirty (30) days after the end of each month, and with each request for a Credit Extension, any and all notices required pursuant to the EXIM Borrower Agreement.  In the event of any conflict or inconsistency between any provision contained in the EXIM Borrower Agreement with any provision contained in this EXIM Agreement, the more strict provision, with respect to Borrower, shall control.

6.3          Terms of Sale.  Borrower will, if required by EXIM Bank or Bank, cause all sales of products on which Credit Extensions are based to be (i) supported by one or more irrevocable letters of credit in an amount and of a matter, naming a beneficiary and issued by a financial institution acceptable to Bank and negotiated by Bank.

6.4          Reporting Requirements.  Borrower shall deliver all reports, certificates and other documents to Bank as provided in the EXIM Borrower Agreement, including, without limitation, an EXIM Borrowing Base Certificate on a monthly basis, purchase orders and any other information that Bank and EXIM Bank may reasonably request.  In addition, Borrower shall comply with the reporting requirements set forth in the Domestic Loan Documents.

6.5          EXIM Insurance.  If required by Bank, Borrower will obtain, and pay when due all premiums with respect to, and maintain uninterrupted foreign credit insurance.  In addition, if requested by Bank, Borrower will execute in favor of Bank an assignment of proceeds of any insurance policy obtained by Borrower and issued by EXIM Bank insuring against comprehensive commercial and political risk (the “EXIM Bank Policy”).  The insurance proceeds from the EXIM Bank Policy assigned or paid to Bank will be applied to the balance outstanding under this EXIM Agreement.  Borrower will immediately notify Bank and EXIM Bank in writing upon submission of any claim under the EXIM Bank Policy.

6.6          Further Assurances.  Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this EXIM Agreement.

7              NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

7.1          Domestic Loan Documents.  Violate or otherwise fail to comply with any provisions of the Domestic Loan Documents, which provisions are incorporated into this EXIM Agreement by reference, and shall survive the termination of Domestic Agreement.

7.2          EXIM Borrower Agreement.  Violate or otherwise fail to comply with any provision of the EXIM Borrower Agreement, including, without limitation, the negative covenants set forth therein.

7.3          EXIM Guaranty.  Take any action, or permit any action to be taken, that causes or, with the passage of time, could cause, the EXIM Guaranty to cease to be in full force and effect.

8              EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this EXIM Agreement:

8.1          Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) day grace period shall not apply to payments due on the Revolving Line Maturity Date).  During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2          Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Section 6 or violates any covenant in Section 7; or

(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this EXIM Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period).  Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

8.3          Insolvency.  (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.4          Domestic Default.  The occurrence of an Event of Default under the Domestic Loan Documents.  The terms and provisions of the Domestic Agreement are hereby incorporated by reference and shall survive the termination of the Domestic Agreement.

8.5          EXIM Guaranty.  If the EXIM Guaranty ceases for any reason to be in full force and effect, or if the EXIM Bank declares the EXIM Guaranty void or revokes any obligations under the EXIM Guaranty.

9              BANK’S RIGHTS AND REMEDIES

9.1          Rights and Remedies.  While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a)           declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.3 occurs all Obligations are immediately due and payable without any action by Bank);

(b)           stop advancing money or extending credit for Borrower’s benefit under this EXIM Agreement or under any other agreement between Borrower and Bank;

(c)           settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank’s security interest in such funds, and verify the amount of such account;

(d)           make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates.  Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(e)           apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(f)            ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(g)           place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(h)           demand and receive possession of Borrower’s Books; and

(i)            exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2          Power of Attorney.  Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to:  (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits.  Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full (except for contingent indemnification obligations for which no claim has been made) and Bank is under no further obligation to make Credit Extensions hereunder.  Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3          Accounts Collection.  When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and verify the amount of the Account.  Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4          Protective Payments.  If Borrower fails to obtain the insurance called for by Section 6.7 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this EXIM Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral.  Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter.  No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.5          Application of Payments and Proceeds.  Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this EXIM Agreement when any such allocation or application is not specified elsewhere in this EXIM Agreement.  If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion.  Any surplus shall be paid to Borrower by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency.  If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.6          Bank’s Liability for Collateral.  So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Borrower bears all risk of loss, damage or destruction of the Collateral.

9.7          No Waiver; Remedies Cumulative.  Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this EXIM Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given.  Bank’s rights and remedies under this EXIM Agreement and the other Loan Documents are cumulative.  Bank has all rights and remedies provided under the Code, by law, or in equity.  Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver.  Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.8          Demand Waiver.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9.9          EXIM Direction. Upon the occurrence of an Event of Default, EXIM Bank shall have right to (i) direct Bank to exercise the remedies specified in Section 9.1 hereof and (ii) request that Bank accelerate the maturity of any other loans to Borrower.

9.10        EXIM Notification.  Bank has the right to immediately notify EXIM Bank in writing if it has knowledge of any of the following events: (1) any failure to pay any amount due under this EXIM Agreement; (2) the EXIM Borrowing Base is less than the sum of the outstanding Credit Extensions; (3) any failure to pay when due any amount payable to Bank under any Loan Documents owing by Borrower to Bank; (4) the filing of an action for debtor’s relief by, against or on behalf of Borrower; or (5) any threatened or pending material litigation against Borrower, or any material dispute involving Borrower.

If Bank sends a notice to EXIM Bank, Bank has the right to send EXIM Bank a written report on the status of events covered by the notice every thirty (30) days after the date of the original notification, until Bank files a claim with EXIM Bank or the defaults have been cured (but no EXIM Advances may be required during the cure period unless EXIM Bank gives its written approval).  If directed by EXIM Bank, Bank will have the right to exercise any rights it may have against the Borrower to demand the immediate repayment of all amount outstanding under the EXIM Loan Documents.

9.11        Borrower Liability.  Either Borrower may, acting singly, request Credit Extensions hereunder.  Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder.  Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.  Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Bank to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy.  Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability.  Notwithstanding any other provision of this EXIM Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this EXIM Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this EXIM Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this EXIM Agreement or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void.  If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

10           NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this EXIM Agreement or any other Loan Document must be in writing and be delivered or sent by facsimile at the addresses or facsimile numbers listed below.  Bank or Borrower may change its notice address by giving the other party written notice thereof.  Each such Communication shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission (with such facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 10); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below.  EXIM Advance requests made pursuant to Section 3.4 must be in writing and may be in the form of electronic mail, delivered to Bank by Borrower at the e-mail address of Bank provided below and shall be deemed to have been validly served, given, or delivered when sent (with such electronic mail promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 10).  Bank or Borrower may change its address, facsimile number, or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:

Axcelis Technologies, Inc.

108 Cherry Hill Drive

Beverly, Massachusetts 01915

Attn: Stephen G. Bassett, Chief Financial Officer and Executive Vice President

Fax: 978-787-4090

Email: Stephen.bassett@axcelis.com

If to Borrower:

Axcelis Technologies, Inc.
108 Cherry Hill Drive
Beverly, Massachusetts 01915
Attn: Lynnette C. Fallon, Executive Vice President HR/Legal, General Counsel and Secretary
Fax: 978-787-4090
Email: lynnette.fallon@axcelis.com

With a copy to:	Edward Angell Palmer and Dodge LLP 111 Huntington Avenue Boston, Massachusetts 02199 Attn: James I. Rubens, Esquire Fax: 888-325-9130 Email: jrubens@eapdlaw.com

If to Bank:	Silicon Valley Bank One Newton Executive Park, Suite 200 2221 Washington Street Newton, Massachusetts 02462 Attn: Mark Sperling Fax: 617.969.5478 Email: msperling@svbank.com

with a copy to:	Riemer & Braunstein LLP Three Center Plaza Boston, Massachusetts 02108 Attn: Charles W. Stavros, Esquire Fax: 617.880.3456 Email: CStavros@riemerlaw.com

11           CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

Massachusetts law governs the Loan Documents (except as otherwise indicated therein) without regard to principles of conflicts of law.  Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that nothing in this EXIM Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank.  Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this EXIM Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREINABOVE, BANK SHALL SPECIFICALLY HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF

ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK’S RIGHTS AGAINST BORROWER OR ITS PROPERTY.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS EXIM AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS EXIM AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12           GENERAL PROVISIONS

12.1        Right of Set-Off.  Borrower hereby grants to Bank a Lien and a right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a subsidiary of Bank) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may setoff the same or any part thereof and apply the same to any liability or Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.2        Successors and Assigns.  This EXIM Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this EXIM Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion).  Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this EXIM Agreement and the other Loan Documents; provided, however, that prior to the occurrence of an Event of Default, any such assignment or participation may only be made to an Eligible Assignee.

12.3        Indemnification.  Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against:  (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.4        Time of Essence.  Time is of the essence for the performance of all Obligations in this EXIM Agreement.

12.5        Severability of Provisions.  Each provision of this EXIM Agreement is severable from every other provision in determining the enforceability of any provision.

12.6        Correction of Loan Documents.  Bank may correct patent errors and fill in any blanks in this EXIM Agreement and the other Loan Documents consistent with the agreement of the parties.

12.7        Amendments in Writing; Integration.  All amendments to this EXIM Agreement must be in writing signed by both Bank and Borrower.  This EXIM Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this EXIM Agreement and the Loan Documents merge into this EXIM Agreement and the Loan Documents.

12.8        Counterparts.  This EXIM Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one EXIM Agreement.

12.9        Survival.  All covenants, representations and warranties made in this EXIM Agreement continue in full force until this EXIM Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this EXIM Agreement) have been satisfied.  The obligation of Borrower in Section 12.3 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.10      Confidentiality.  In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein.  Confidential information does not include information that either: (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Bank does not disclose Borrower’s identity or the identity of any person associated with Borrower unless otherwise expressly permitted by this EXIM Agreement.  The provisions of the immediately preceding sentence shall survive the termination of this EXIM Agreement.

12.11      Electronic Execution of Documents.  The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12      Captions.  The headings used in this EXIM Agreement are for convenience only and shall not affect the interpretation of this EXIM Agreement.

12.13      Construction of EXIM Agreement.  The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this EXIM Agreement.  In cases of uncertainty this EXIM Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14      Relationship.  The relationship of the parties to this EXIM Agreement is determined solely by the provisions of this EXIM Agreement.  The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15      Third Parties.  Nothing in this EXIM Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this EXIM Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this EXIM Agreement; or (c) give any person not an express party to this EXIM Agreement any right of subrogation or action against any party to this EXIM Agreement.

12.16      EXIM Borrower Agreement; Cross-Collateralization; Cross-Default; Conflicts.  Both this EXIM Agreement and the EXIM Borrower Agreement shall continue in full force and effect, and all rights and remedies under this EXIM Agreement and the EXIM Borrower Agreement are cumulative.  The term “Obligations” as used in this EXIM Agreement and in the EXIM Borrower Agreement shall include without limitation the obligation to pay when due all loans made pursuant to the EXIM Borrower Agreement and the Export-Import

Agreement (the “EXIM Loans”) and all interest thereon and the obligation to pay when due all Advances made pursuant to the terms of this EXIM Agreement and all interest thereon.  Without limiting the generality of the foregoing, the security interest granted herein covering all “Collateral” as defined in this EXIM Agreement and as defined in the EXIM Borrower Agreement shall secure all EXIM Loans and all Advances and all interest thereon, and all other Obligations.  Any Event of Default under this EXIM Agreement shall also constitute a default under the EXIM Borrower Agreement, and any default under the EXIM Borrower Agreement shall also constitute an Event of Default under this EXIM Agreement.  In the event Bank assigns its rights under this EXIM Agreement and/or under any note evidencing EXIM Loans and/or its rights under the EXIM Borrower Agreement and/or under any note evidencing Advances, to any third party, including, without limitation, the EXIM Bank, whether before or after the occurrence of any Event of Default, Bank shall have the right (but not any obligation), in its sole discretion, to allocate and apportion Collateral to the EXIM Borrower Agreement and/or note assigned and to specify the priorities of the respective security interests in such Collateral between itself and the assignee, all without notice to or consent of the Borrowers.  Should any term of this EXIM Agreement conflict with any term of the EXIM Borrower Agreement, the more restrictive term in either agreement shall govern Borrower.

13           DEFINITIONS

13.1        Definitions.  As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Except as otherwise defined, terms that are capitalized in this EXIM Agreement shall have the meaning assigned in the Domestic Agreement.  As used in this EXIM Agreement, the following terms have the following meanings:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the EXIM Borrowing Base minus (b) the outstanding principal balance of any EXIM Advances.  In no event shall the aggregate amount of all Credit Extensions under this EXIM Agreement outstanding at any time together with all other Credit Extensions (as defined in the Domestic Agreement) under the Domestic Agreement exceed Twenty Million Dollars ($20,000,000).

“Bank” is defined in the preamble hereof.

“Borrower” is defined in the preamble hereof.

“Country Limitation Schedule” is defined in the EXIM Borrower Agreement.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Credit Extension” is any EXIM Advance or any other extension of credit hereunder by Bank for Borrower’s benefit.

“Default Rate” is defined in Section 2.3(b).

“Domestic Agreement” is defined in Section 1(a).

“Domestic Loan Documents” is defined in Section 1(a).

“Domestic Revolving Line” means the Revolving Line, as such term is defined in the Domestic Agreement.

“Effective Date” is the date Bank executes this EXIM Agreement and as indicated on the signature page hereof.

“Eligible EXIM Accounts” means Accounts arising in the ordinary course of Borrower’s business from Non-U.S. Account Debtors and that meet all Borrower’s representations and warranties in Section 5.3, conform in all respects to the EXIM Borrower Agreement, and which Bank, in its good faith business judgment, shall deem eligible for borrowing.  Without limiting the fact that the determination of which Accounts are eligible for borrowing is a matter of Bank’s good faith business judgment, the following (the “Minimum EXIM Eligibility Requirements”) are the minimum requirements for an Account to be an Eligible EXIM Account.  In no event shall Export-Related Accounts Receivable or Export-Related Overseas Accounts Receivable include any Account:

(a) that does not arise from the sale of Items in the ordinary course of the Borrower’s business;

(b) that is not subject to a valid, perfected, and enforceable first priority security interest in favor of the Bank;

(c) as to which any covenant, representation or warranty contained in the Loan Documents relating to such Account has been breached;

(d) that is not owned by the Borrower or is subject to any right, claim, or interest of any other party other than the Lien in favor of the Bank;

(e) with respect to which an invoice has not been sent;

(f) generated by the sale or provision of defense articles or services, subject to exceptions approved in writing by EXIM Bank;

(g) that is due and payable from a military buyer, subject to exceptions approved in writing by EXIM Bank;

(h) that is due and payable from a foreign Buyer located in a country with which EXIM Bank is legally prohibited from doing business as set forth in the current Country Limitation Schedule.  (Note: If the Borrower has knowledge that an export to a country in which EXIM Bank may do business, as set forth in the current Country Limitation Schedule, will be re-exported to a country with which EXIM Bank is legally prohibited from doing business, the corresponding receivables (or a pro-rata portion thereof) are not eligible for inclusion in the EXIM Borrowing Base);

(i) that does not comply with the requirements of the Country Limitation Schedule;

(j) that by its original terms is due and payable more than one-hundred-twenty (120) days from the date of invoice;

(k) that is not paid within sixty (60) calendar days from its original due date unless insured through EXIM Bank (or other acceptable) export credit insurance for comprehensive commercial and political risk, in which case ninety (90) calendar days shall apply;

(l) that arises from a sale of goods to or performance of services for an employee, stockholder, or subsidiary of the Borrower, intra-company receivables or any receivable from a stockholder, any person or entity with a controlling interest in the Borrower or which shares common controlling ownership with the Borrower;

(m) that is backed by a letter of credit where the Items covered by the subject letter of credit have not yet been shipped, or where the covered services have not yet been provided;

(n) that the Bank or EXIM Bank, in its reasonable judgment, deem uncollectible or unacceptable; this category includes, but is not limited to, finance charges or late charges imposed on the foreign buyer by the Borrower as a result of the foreign buyer’s past due status;

(o) that is denominated in non-U.S. currency, unless (i) such Accounts are subject to a Foreign Currency Hedge Agreement or (ii) such Accounts are pre-approved in writing by EXIM Bank;

(p) that does not comply with the terms of sale as set forth by EXIM Bank;

(q) that is due and payable from a Buyer who becomes unable to pay its debts or whose ability to pay its debts becomes questionable;

(r) that arises from a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, or any other repurchase or return basis or is evidenced by chattel paper;

(s) for which the Items giving rise to such accounts receivable have not been shipped to the Buyer or when the Items are services, such services have not been performed or when the export order specifies a timing for invoicing the Items other than shipment or performance and the Items have not been invoiced in accordance with such terms of the export order, or the accounts receivable do not otherwise represent a final sale;

(t) that is subject to any offset, deduction, defense, dispute, or counterclaim, or the buyer is also a creditor or supplier of the Borrower, or the Account Receivable is contingent in any respect or for any reason;

(u) for which the Borrower has made any agreement with the buyer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment;

(v) for which any of the Items giving rise to such Account have been returned, rejected, or repossessed;

(w) that arises from the sale of Items that do not meet 50% U.S. Content requirements;

(x)  that arises from or relates to DRAM (Devices for Random Access Memory) Inventory, services or Accounts; or

(y) that is deemed to be ineligible by EXIM Bank.

Bank reserves the right at any time after the Effective Date to adjust the Minimum EXIM Foreign Eligibility Requirements in its good faith business judgment and establish new criteria to determine the foregoing.

“Eligible EXIM Inventory” means, at any time, the aggregate of Borrower’s Inventory, located in the United States and valued at the lower of actual cost or market value, determined in accordance with GAAP (or such other valuation method as Bank and EXIM Bank shall approve, in their sole discretion), which may include raw materials, works in progress, and finished goods accompanied by a purchase order, that is intended for export, and does not include Inventory that:

(a) is not subject to a valid, perfected and enforceable first priority Lien in favor of Bank;

(b) is located at and address that has not been disclosed to the Bank;

(c) is not located in the United States, unless pre-approved in writing by Bank and EXIM Bank, in their sole discretion;

(d) is placed by the Borrower on consignment or held by the Borrower on consignment;

(e) is in the possession of a processor or bailee, or located on premises leased or subleased to the Borrower, or on premises subject to a mortgage in favor of a party other than Bank, unless such processor or bailor or lessor or sublessor or mortgagee (as applicable) of such premises has executed and delivered all documentation which Bank and/or EXIM Bank shall require to evidence its priority with respect to such Inventory as well as their right to gain access to such Inventory;

(f) is produced in violation of the Fair Labor Standards Act or subject to the “hot goods” provisions contained in 29 U.S.C. 215 or any successor statute or section;

(g) any covenant, representation or warranty with respect to such Inventory contained in the Loan Documents has been breached or is otherwise in violation thereof;

(h) is an Item or is to be incorporated into an Item that does not meet the 50% U.S. Content requirements;

(i) is demonstration Inventory;

(j) consists of proprietary software (i.e. software designed solely for the Borrower’s internal use and is not intended for resale);

(k) is damaged, obsolete, returned, defective, recalled or otherwise unfit for further processing;

(l) that has previously been exported from the United States;

(m) constitutes or will be incorporated into items that constitute, defense articles or services;

(n) is an Item or will be incorporated into Items that will be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities, unless pre-approved in writing by Bank and EXIM Bank, in their sole discretion;

(o) is an Item or will be incorporated into Items destined for shipment to a country with which EXIM Bank is legally prohibited from doing business as designated in the current Country Limitation Schedule, or that Borrower has knowledge will be re-exported by a foreign buyer to a country in which EXIM Bank is legally prohibited from doing business;

(p) is an Item or will be incorporated into Items destined for shipment to a buyer in a country in which EXIM Bank coverage is not available for commercial reasons as designated in the current Country Limitation Schedule, unless and only to the extent that such Inventory is sold to such foreign buyer on terms of an irrevocable letter of credit, in form and substance acceptable to EXIM Bank, in its sole discretion, and is confirmed by a bank acceptable to EXIM Bank, it its sole discretion;

(q) constitutes or is to be incorporated into Items whose sale would result in an account receivable that would not be an Eligible Export-Related Account Receivable;

(r) is included as eligible inventory under any other credit facility to which Borrower is a party;

(s) is, or is to be incorporated into, an Item that is a Capital Good unless the transaction is in accordance with Section 2.14 “Economic Impact Approval” of the EXIM Borrower Agreement;

(t) that is or relates to DRAM (Devices for Random Access Memory) Inventory, services or Accounts; or

(u) is deemed to be ineligible by EXIM Bank.

Bank reserves the right at any time after the Effective Date to adjust the Eligible EXIM Inventory requirements in its good faith business judgment and establish new criteria to determine the foregoing.

“Eligible Export-Related Accounts Receivable” is defined in the EXIM Borrower Agreement.

“Event of Default” is defined in Section 8.

“EXIM Advance” or “EXIM Advances” means an advance (or advances) under the Revolving Line.

“EXIM Bank” means Export-Import Bank of the United States.

“EXIM Borrower Agreement” is defined in Section 2.7.

“EXIM Borrowing Base” is (a) ninety percent (90%) of Hedged Eligible EXIM Accounts; plus (b) sixty percent (60%) of all other Eligible EXIM Accounts billed in a Foreign Currency and not subject to a Foreign Currency Hedge Agreement; plus (c) sixty percent (60%) of Eligible Export Inventory; provided, however, that in any event the amount in clause (c) shall not at any time exceed (i) sixty percent (60%) of the total amounts outstanding and/or requested under any EXIM Borrowing Base and the Domestic Loan Agreement,  or (ii)(A) exceed $7,500,000 at any time for the five Business Days before and after end of each of Borrower’s fiscal quarters or (B) exceed $5,000,000 at any other time; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral.

“EXIM Borrowing Base Certificate” is that certain certificate describing the calculation of the EXIM Borrowing Base, provided to Borrower by Bank.

“EXIM Guaranty” is defined in Section 2.6.

“EXIM Loans” is defined in Section 12.16.

“EXIM Note” is a certain Promissory Note of even date executed by Borrower in connection with this EXIM Agreement.

“Export Orders” are valid written export orders, evidenced by purchase contracts, for the purchase by a buyer from the Borrower for any Inventory intended for export outside the United States.

“Export-Related Accounts Receivable” is defined in the EXIM Borrower Agreement.

“Export-Related General Intangibles” is defined in the EXIM Borrower Agreement.

“Export-Related Inventory” is defined in the EXIM Borrower Agreement.

“Export-Related Overseas Accounts Receivable” is defined in the EXIM Borrower Agreement.

“Export-Related Overseas Accounts Inventory” is defined in the EXIM Borrower Agreement.

“Foreign Currency Hedge Agreement” means any agreement with respect to any swap, hedge, forward, future or derivative transaction or option or similar other similar agreement or arrangement, each of which is (i) for the purpose of hedging the foreign currency fluctuation exposure associated with Borrower’s operations and Accounts, (ii) acceptable to Bank, in its reasonable discretion, and (iii) not for speculative purposes.

“Hedged Eligible EXIM Accounts” are Eligible EXIM Accounts in which (i) all invoices are denominated in Dollars, or (ii) all invoices are in foreign currencies that are subject to a Foreign Currency Hedge Agreement.

“Item” and “Items” is defined in the EXIM Borrower Agreement.

“Loan Documents” are, collectively, this EXIM Agreement, the Perfection Certificate, any subordination agreement, the Domestic Agreement, the Domestic Loan Documents, the EXIM Borrower Agreement, the EXIM Guaranty, the EXIM Note, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this EXIM Agreement, all as amended, restated, or otherwise modified.

“Minimum EXIM Eligibility Requirements” is defined in the defined term “Eligible EXIM Accounts”.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this EXIM Agreement, the Domestic Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit, cash management services, if any, and foreign exchange contracts, if any, and including interest accruing after

Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.

“Revolving Line” is an EXIM Advance or EXIM Advances (including, without limitation, Advances made pursuant to the Export-Import Agreement) in an amount equal to Twenty Million Dollars ($20,000,000.00).

“Revolving Line Maturity Date” is March 11, 2011.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this EXIM Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Effective Date.

BORROWER:

AXCELIS TECHNOLOGIES, INC.

By:	/s/ Mary G. Puma
Mary G. Puma, President

AXCELIS TECHNOLOGIES CCS CORPORATION

By:	/s/ Mary G. Puma
Mary G. Puma, President

BANK:

SILICON VALLEY BANK

By	/s/ Mark Sperling
Name:	Mark Sperling
Title:	Vice President

Effective Date: March 12, 2010

1

EXHIBIT A — COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts, Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the “Collateral” does not include more than 66% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter.

1

ANNEX A

BORROWER AGREEMENT

2